[ALLEGHENY ENERGY LOGO]

                                                          NEWS RELEASE
--------------------------------------------------------------------------------
FOR MEDIA, CONTACT:                         FOR INVESTOR RELATIONS, CONTACT:
Cynthia A. Shoop                            Gregory L. Fries
Vice President, Corporate Communications    General Manager, Investor Relations
10435 Downsville Pike                       10435 Downsville Pike
Hagerstown, MD 21740-1766                   Hagerstown, MD 21740-1766
Phone: 301-665-2718                         Phone: (301) 665-2713
Media Hotline: 1-888-233-3583               E-Mail: gfries@alleghenyenergy.com
E-Mail: cshoop@alleghenyenergy.com
                                            M. Beth Straka
                                            General Manager, Investor Relations
                                            4350 Northern Pike
                                            Monroeville, PA 15146-2841
                                            Phone: (412) 856-3731
                                            E-Mail: mstraka@alleghenyenergy.com


                             FOR IMMEDIATE RELEASE

        ALLEGHENY ENERGY ARRANGES NEW AND RESTRUCTURED CREDIT FACILITIES
              TOTALING $2.4 BILLION TO IMPROVE FINANCIAL STABILITY

         HAGERSTOWN, MD., FEBRUARY 25, 2003 - Allegheny Energy, Inc. (NYSE: AYE) announced today that it and its subsidiary, Allegheny Energy Supply Company, LLC (Allegheny Energy Supply), have entered into agreements with lenders on new and restructured credit facilities totaling $2.4 billion. Proceeds from the financing will be used to refinance existing debt and for general corporate purposes.

         Allegheny Energy Chairman, President, and Chief Executive Officer Alan
J. Noia said, "This is an important milestone for Allegheny Energy as we work to restore the financial health of our Company and refocus on our core businesses. We appreciate our lenders' support."

         The new credit facilities at Allegheny Energy Supply will provide $470 million of additional funding and refinance $1.637 billion of existing debt and letters of credit, including $895 million outstanding under revolving credit agreements, $269 million outstanding under a synthetic lease for the Springdale generation project, which is nearly completed, and $380 million of A-Note debt in the St. Joseph synthetic lease, which will be restructured and assumed by Allegheny Energy Supply. As detailed in the attachments, the majority of Allegheny Energy Supply's restructured debt is secured by substantially all of its assets. The new credit facilities at Allegheny Energy, Inc. are unsecured and will refinance $330 million of existing debt and letters of credit. Summary terms and conditions of the credit facilities are outlined in the attachments to this news release.

         "The new facilities at Allegheny Energy Supply require repayments of $250 million in the fourth quarter of 2003 and $250 million and $150 million, respectively, in the third and fourth quarters of 2004. The new facilities at Allegheny Energy, Inc. require repayment of $7.5 million each quarter. The facilities also have customary provisions requiring prepayments out of the proceeds of asset sales and debt and equity issuances. While our short-term liquidity needs have now been addressed, we must continue to concentrate on meeting our objectives for raising equity, selling assets, and further reducing costs in order to achieve long-term financial stability. In the coming months, we will be focused on these initiatives to improve our financial condition and strengthen our balance sheet," Noia said.

         As previously announced, Allegheny Energy has already taken steps to reduce its cost structure, preserve cash, and strengthen its balance sheet. Beginning in the third quarter of 2002, the Company scaled back its wholesale energy trading activity; cancelled the development of several generating facilities, saving $700 million in capital expenditures over the next several years; reduced its workforce by approximately 10 percent; and suspended the dividend on its common stock.

         Today, Allegheny Energy will also file a Form 8-K with the Securities and Exchange Commission, which contains certain projections regarding the Company's future operating performance. This information was prepared for the Company's lenders as part of the restructuring and financing negotiations and includes balance sheets, income statements, and cash flow statements for Allegheny Energy, Inc. and Allegheny Energy Supply. The information includes a projection of 2003 and 2004 consolidated net income of $131 million and $125 million, respectively. Among other things, as further detailed in the 8-K, these preliminary projections give effect to the new and restructured credit facilities and assume that Allegheny Energy issues $330 million of 8% mandatory convertible debt in the third quarter of 2003 and $375 million of 8% mandatory convertible debt in the third and fourth quarters of 2004 to meet scheduled debt amortization. They do not include any assumptions regarding any sale of assets.

         Allegheny Energy will comment further on the new and restructured credit facilities in an analyst conference call on Wednesday, February 26, 2003, at 11:00 a.m. (Eastern Time). Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com or www.streetevents.com by clicking on an available audio link. The call will also be archived for replay purposes for 10 working days after the live broadcast on both of these web sites.

         Lazard served as strategic financial advisor for Allegheny Energy.

         With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and a business offering fiber-optic and data services. More information about the Company is available at www.alleghenyenergy.com.

         Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

                                     # # #

SUMMARY TERMS AND CONDITIONS OF NEW AND RESTRUCTURED CREDIT FACILITIES

ALLEGHENY ENERGY, INC. FACILITIES
---------------------------------

Amount:                         $330 million

Maturity:                       April 18, 2005

Security:                       None

Purpose:                        To refinance existing debt and letters of credit

Interest Rate:                  LIBOR + 500 bps

Amortization:                   $7.5 million quarterly


ALLEGHENY ENERGY SUPPLY FACILITIES

REFINANCING FACILITY
--------------------

Amount:                         $988 million

Maturity:                       April 18, 2005

Security:                       Initially 90.5% secured by substantially all
                                assets of Allegheny Energy Supply, except for the Springdale generation project

Purpose: To refinance existing debt and letters of credit comprised of $895 million outstanding under revolving credit facilities, $57 million of bilateral facilities, and $36 million of St. Joseph synthetic lease B&C Notes.

Interest Rate:                  LIBOR + 600 bps, 550 bps, and 500 bps, assuming
                                credit ratings of BB- or lower, BB, and BB+ or higher, respectively. If the unsecured portion is not secured by July 31, 2003, the rate on the unsecured portion increases to 12.5% retroactive to the closing date.

Scheduled Amortization:         $30 million - September 30, 2004
                                $150 million - December 31, 2004

NEW MONEY FACILITY
------------------

Amount: $470 million ($420 million drawn; $50 million committed)

Maturity:                       September 30, 2004

Security:                       100% secured by substantially all assets of
                                Allegheny Energy Supply, except for the
                                Springdale generation project

Purpose:                        General corporate purposes

Interest Rate:                  LIBOR + 600 bps

Scheduled Amortization:         $250 million - December 31, 2003
                                Balance - September 30, 2004


SPRINGDALE FACILITY
-------------------

Amount:                         $269 million

Maturity:                       April 18, 2005

Security:                       $150 million secured by the Springdale
                                generation project. The balance shares pro rata in security with the Refinancing Facility.

Purpose:                        To refinance the Springdale synthetic lease

Interest Rate:                  LIBOR + 600 bps, 550 bps, and 500 bps, assuming
                                credit ratings of BB- or lower, BB, and BB+ or higher, respectively. If the unsecured portion is not secured by July 31, 2003, the rate on the unsecured portion increases to 12.5% retroactive to the closing date.

Scheduled Amortization:         Pro rata with the Refinancing Facility


ST. JOSEPH SYNTHETIC LEASE A-NOTES
----------------------------------

Amount:                         $380 million

Maturity:                       November 15, 2007

Security:                       Initially secured by substantially all assets of
                                Allegheny Energy Supply, except for the
                                Springdale generation project, pro rata with the Refinancing Facility

Purpose:                        To refinance existing debt

Interest Rate:                  10.25%. If the unsecured portion is not secured
                                by July 31, 2003, the rate on the unsecured portion increases to 13% retroactive to the closing date.

MANDATORY REPAYMENTS:
---------------------

o 75% of Allegheny Energy, Inc. (or its subsidiaries other than Allegheny Energy Supply) net asset sale proceeds up to $400 million and 100% thereafter will be used to prepay Allegheny Energy, Inc. debt;

o 75% of Allegheny Energy Supply net asset sale proceeds up to $800 million and 100% thereafter (100% of sale proceeds from the Springdale generation project at all times) will be used to prepay Allegheny Energy Supply and Allegheny Energy, Inc. debt proportionately;

o 100% of net proceeds from the issuance of debt will be used to prepay Allegheny Energy, Inc. and Allegheny Energy Supply debt proportionately;

o 100% of net proceeds from the issuance of equity in excess of $250 million will be used to prepay Allegheny Energy, Inc. and Allegheny Energy Supply debt proportionately;

o 50% of excess cash flow of Allegheny Energy Supply will be used to prepay Allegheny Energy Supply debt; and

o 50% of consolidated excess cash flow of Allegheny Energy, Inc. (excluding Allegheny Energy Supply) will be used to prepay Allegheny Energy, Inc. debt.